Muller Data Corporation
395 Hudson Street
New York, New York  10014-3622




March 23, 1999


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 329

Gentlemen:

     We have examined the Registration Statement, File No. 33372819, for the referenced Trust and acknowledge that Muller Data Corporation is currently acting as the evaluator for The First Trust Corporate Income Trust (High Yield), Intermediate Series 16. Subsequently, we hereby consent to the reference of Muller Data Corporation as Trust evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Muller Data Corporation



Art Brasch
Vice President